Exhibit 99.1

NEWS RELEASE

Media Contact:
Nancy Farrar
Farrar Public Relations
817/937-1557

Investor Contact:
James Perry
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries Reports Improved Earnings for Second Quarter of 2005

DALLAS – August 3, 2005 – Trinity Industries, Inc. (NYSE:TRN) today reported financial results for the three and six months ended June 30, 2005. Revenues increased 33 percent during the second quarter over the same period in 2004. Revenues for the first six months of 2005 were up 37 percent over the first six months of 2004.

For the quarter ended June 30, 2005 the Company reported earnings of $21.8 million, 43 cents per common diluted share, and revenues of $731.3 million. This compares with a net income of $3.6 million, 6 cents per common diluted share, and revenues of $548.7 million in the same quarter of 2004. The second quarter of 2005 included a write-off of goodwill associated with the railcar operations in Europe of $2.3 million (4 cents per common diluted share). The second quarter of 2004 included an after-tax loss provision of $3.1 million (7 cents per common diluted share) due to the effect of cost increases in steel and components containing steel on certain rail and barge contracts.

For the six months ended June 30, 2005 the Company reported earnings of $27.8 million, 55 cents per common diluted share, and revenues of $1,378.2 million. This compares with a net loss of $7.2 million, 19 cents per common diluted share, and revenues of $1,003.6 million in the same period of 2004. The six months ended June 30, 2005, included an after-tax provision of approximately $2.1 million (4 cents per common diluted share) related to the settlement of two lawsuits and two other unrelated warranty issues in the Company’s Inland Barge Group and the previously mentioned write-off of the goodwill associated with the European operations. The six months ended June 30, 2004 included an after-tax loss provision for $7.9 million (17 cents per common diluted share) due to the effect of cost increases in steel and components containing steel on certain rail and barge contracts and an after-tax charge of $769,000 (2 cents per common diluted share) related to the early retirement of debt.

“All of our North American business segments were profitable during the second quarter, building on the momentum we established during the first quarter,” said Timothy R. Wallace, Trinity’s Chairman, President and CEO. “Productivity improvements implemented in our North American railcar businesses are reflected in their increased earnings and our North American railcar backlog increased slightly to approximately 17,500 units. Our Construction Products Group had strong results, in part because of consistent demand and improved pricing.”

Trinity’s Inland Barge Group also returned to profitability during the second quarter. “The performance of our Inland Barge Group demonstrates the ability of this group to be a strong contributor to the bottom line,” Wallace continued. “Market demand has increased and we see growth opportunities in this segment.”

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Industrial Products Group. Trinity’s web site may be accessed at http://www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Three Months Ended June 30,
	2005	2004
Revenues	$731.3	$548.7
Operating profit	$43.5	$14.3
Other expense	7.7	8.8

Income before income taxes	35.8	5.5
Provision for income taxes	14.0	1.9

Net income	21.8	3.6
Dividends on Series B preferred stock	(0.8)	(0.7)

Net income applicable to common shareholders	$21.0	$2.9

Net income applicable to common shareholders per common share:
Basic	$0.45	$0.06

Diluted	$0.43	$0.06

Weighted average number of shares outstanding:
Basic	47.0	46.4
Diluted	50.4	47.4

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Six Months Ended June 30,
	2005	2004
Revenues	$1,378.2	$1,003.6
Operating profit	$61.4	$7.8
Other expense	16.0	18.8

Income (loss) before income taxes	45.4	(11.0)
Provision (benefit) for income taxes	17.6	(3.8)

Net income (loss)	27.8	(7.2)
Dividends on Series B preferred stock	(1.6)	(1.5)

Net income (loss) applicable to common shareholders	$26.2	$(8.7)

Net income (loss) applicable to common shareholders per common share:
Basic	$0.56	$(0.19)

Diluted	$0.55	$(0.19)

Weighted average number of shares outstanding:
Basic	47.0	46.3
Diluted	47.8	46.3

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended June 30,
Revenues:	2005	2004
Rail Group	$495.0	$273.6
Construction Products Group	180.6	153.7
Inland Barge Group	63.8	64.1
Industrial Products Group	37.5	35.4
Railcar Leasing and Management Services Group	48.6	71.7
All Other	27.0	8.3
Eliminations	(121.2)	(58.1)

Total Revenues	$731.3	$548.7

Operating profit (loss):	Three Months Ended June 30,
	2005	2004
Rail Group	$17.2	$0.9
Construction Products Group	23.0	14.5
Inland Barge Group	5.4	(5.4)
Industrial Products Group	5.7	3.9
Railcar Leasing and Management Services Group	13.0	14.4
All Other	(0.1)	(1.6)
Corporate	(9.1)	(9.0)
Eliminations	(11.6)	(3.4)

Consolidated	$43.5	$14.3

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Six Months Ended June 30,
Revenues:	2005	2004
Rail Group	$929.4	$534.5
Construction Products Group	323.7	273.8
Inland Barge Group	108.7	107.4
Industrial Products Group	73.2	67.2
Railcar Leasing and Management Services Group	101.1	106.8
All Other	47.4	15.9
Eliminations	(205.3)	(102.0)

Total Revenues	$1,378.2	$1,003.6

Operating profit (loss):	Six Months Ended June 30,
	2005	2004
Rail Group	$26.0	$(2.7)
Construction Products Group	29.7	16.5
Inland Barge Group	2.0	(11.1)
Industrial Products Group	10.3	4.7
Railcar Leasing and Management Services Group	26.6	24.0
All Other	(1.4)	(0.3)
Corporate	(15.7)	(16.6)
Eliminations	(16.1)	(6.7)

Consolidated	$61.4	$7.8

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	June 30,	December 31,
	2005	2004
Cash and equivalents	$93.1	$182.3
Accounts receivable	295.3	214.2
Inventories	424.3	402.3
Net property, plant and equipment, at cost (1)	940.7	810.9
Other assets	601.8	600.5

	$2,355.2	$2,210.2

Accounts payable and accrued liabilities	$528.5	$511.7
Debt (2)	606.3	518.0
Deferred income	46.4	47.2
Other liabilities	71.0	62.2
Series B preferred stock	58.5	58.2
Stockholders’ equity	1,044.5	1,012.9

	$2,355.2	$2,210.2

(1) Property, Plant and Equipment
Corporate/Manufacturing:
Property, plant and equipment	$882.0	$885.2
Accumulated depreciation	(604.2)	(589.6)

	277.8	295.6

Leasing:
Equipment on lease	791.8	635.7
Accumulated depreciation	(128.9)	(120.4)

	662.9	515.3

	$940.7	$810.9

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$1.7	$—
Senior notes	300.0	300.0
Other	7.0	5.3

	308.7	305.3

Leasing – Recourse
Equipment trust certificates	130.1	170.0

	130.1	170.0

Leasing – Non-recourse
Warehouse facility	167.5	42.7

	167.5	42.7

	$606.3	$518.0

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